As filed with the Securities and Exchange Commission on December 22, 2005
No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DEVRY INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	36-3150143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
ONE TOWER LANE OAKBROOK TERRACE, IL	60181
(Address of Principal Executive Offices)	(Zip Code)
DEVRY INC. EMPLOYEE STOCK PURCHASE PLAN
DEVRY INC. INCENTIVE PLAN OF 2005
(Full Title of the Plan)
David M. Webster
Vice President, General Counsel and Corporate Secretary
DeVry Inc.
One Tower Lane
Oakbrook Terrace, IL 60181
(630) 571-7700
(Name, address and telephone number of Agent For Service)
With a Copy To:
Edward Spacapan, Jr.
Schiff Hardin LLP
6600 Sears Tower
Chicago, IL 60606
(312) 258-5500
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to	Amount to be	Offering Price	Aggregate	Amount of
be Registered	Registered	Per Share*	Offering Price*	Registration Fee
Common Stock to be issued under the Employee Stock Purchase Plan, $.01 par value	200,000	$20.93	$4,186,000	$447.90
Common Stock to be issued under the Incentive Plan of 2005, $.01 par value	3,000,000	$20.93	$62,790,000	$6,718.53
TOTAL:	3,200,000	—	$66,976,000	$7,166.43

*	Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices reported in the consolidated reporting system for the Common Stock on December 19, 2005.

PART II
INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT
Item 3. Incorporation of documents by reference.
     The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(a)	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005.

(c)	Our Current Reports on Form 8-K filed on December 15, 2005, December 5, 2005, December 2, 2005, November 10, 2005, October 21, 2005, August 18, 2005, August 16, 2005 and July 21, 2005.

(d)	The description of Common Stock under the caption “Description of Registrant’s Securities to be Registered” included in the Registrant’s Registration Statement on Form 8-A dated April 22, 1991 filed under Section 12 of the Exchange Act, as amended by Amendment No. 1 to the Registration Statement on Form 8-A dated June 6, 1991 and Amendment No. 2 to the Registration Statement on Form 8-A dated June 12, 1991, and as further updated by the description of Common Stock contained in the Registrant’s Report on Form 10-C filed under Section 13 of the Exchange Act on September 27, 1991.

(e)	The description of the Rights contained in the Registration Statement on Form 8-A filed November 24, 2004 and in the Rights Agreement filed as Exhibit 99.1 thereto.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
(a) The Delaware GCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

(b) Article TENTH of the Certificate of Incorporation of the Registrant permits, and Article VI of the By-Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.
(c) In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant’s Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.
(d) The Registrant enters into an Indemnification Agreement with each of its Directors which provides for the indemnification of the Directors in a variety of circumstances.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     See the Exhibit Index, which is incorporated herein by reference.
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that: (A) paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d)

of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided, further, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the Registrant is relying on Rule 430B:
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant’s articles of incorporation or by-laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on the 21st day of December, 2005.

DeVry Inc.

By:	/s/ Dennis J. Keller
Dennis J. Keller
Board Chair

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Dennis J. Keller and Ronald L. Taylor and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on the 21st day of December, 2005.

Signature	Title

/s/ Dennis J. Keller	Board Chair
Dennis J. Keller

/s/ Ronald L. Taylor	Director, Chief Executive Officer
Ronald L. Taylor

/s/ Norman M. Levine	Senior Vice President and Chief Financial Officer
Norman M. Levine	(Principal Financial and Accounting Officer)

/s/ Charles A. Bowsher	Director
Charles A. Bowsher

Director
David S. Brown

/s/ Connie Curran	Director
Connie Curran

/s/ William T. Keevan	Director
William T. Keevan

/s/ Frederick A. Krehbiel	Director
Frederick A. Krehbiel

/s/ Robert C. McCormack	Director
Robert C. McCormack

/s/ Julie A. McGee	Director
Julie A. McGee

/s/ Fernando Ruiz	Director
Fernando Ruiz

/s/ Harold T. Shapiro	Director
Harold T. Shapiro

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of the Registrant, as amended

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated August 9, 2005, File No. 001-13988)

4.3	DeVry Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s definitive Proxy Statement dated October 5, 2005, and filed with the Securities and Exchange Commission on October 7, 2005, File No. 001-13988)

4.4	DeVry Inc. Incentive Plan of 2005 (incorporated by reference to Appendix B to the Registrant’s definitive Proxy Statement dated October 5, 2005, and filed with the Securities and Exchange Commission on October 7, 2005, File No. 001-13988)

4.5	Rights Agreement dated as of November 23, 2004 between DeVry Inc. and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-A dated November 23, 2004, File No. 001-13988)

5.1	Opinion of Schiff Hardin LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Schiff Hardin LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page of the registration statement)